UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 1, 2019 (July 31, 2019)

LINCOLNWAY ENERGY, LLC
(Exact Name of Registrant as Specified in Its Charter)

IOWA	000-51764	20-1118105
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

59511 W. Lincoln Highway, Nevada, Iowa	50201
(Address of Principal Executive Offices)	(Zip Code)

(515) 232-1010
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)	Appointment of Interim Chief Financial Officer

Effective July 31, 2019, the Board of Directors of the Company appointed Jeff Kistner, age 55, as interim Chief Financial Officer and Principal Financial Officer of the Company.  Mr. Kistner is the founder and President of Flag Leaf Financial Management Inc. (“Flag Leaf”). The Company and Flag Leaf are party to a Professional Services Agreement (the “Professional Services Agreement”) under which Flag Leaf will be paid as an independent contractor on a retainer basis based on the estimated amount of time to be devoted, initially $10,000 per month, subject to adjustment based on time committed.  Expenses incurred by Flag Leaf while working under the Professional Services Agreement will be reimbursed by the Company.  The Flag Leaf Agreement is terminable by either party upon thirty days advance written notice.

Mr. Kistner founded Flag Leaf Financial Management Inc. in May 2008, offering financial advisory and interim CFO services to agribusiness, food and renewable energy companies.  Since its start, Flag Leaf has helped businesses succeed financially during periods of uncertain economic volatility.  Flag Leaf works with its clients to enable them to enhance cash flow, maximize liquidity, improve capital allocation, forecast operational performance, manage capital structures, and improve strategies for increasing the intrinsic value of the business.

Mr. Kistner was raised on a diversified family farm in southeast Nebraska and graduated in 1986 with a Bachelor of Science in Agricultural Economics from the University of Nebraska.  In 1991 he earned his MBA in Finance from Webster University in St. Louis, Missouri.  Kistner has 19 years of banking experience, with the most recent position at CoBank as a member of the business development team specializing in renewable fuel and agricultural processing businesses.  Kistner then worked 4 years at BBI International focusing on project development and management of renewable fuel projects around the globe.  At BBI, Kistner had a strong influence in business economics, equity valuations and capital structures for early stage to operating renewable energy companies.  For the past 11 years Kistner primarily has worked with ethanol processing plants, biodiesel facilities and renewable diesel companies.

There are no arrangements or understandings between Mr. Kistner and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Kistner and any of the Company’s other directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLNWAY ENERGY, LLC

Date: August 1, 2019	By:	/s/ Michael A. Hollenberg
Michael A. Hollenberg
President and Chief Executive Officer